FORM
FORM OF
EMPLOYEE’S RESTRICTED STOCK AWARD
UNDER THE
SONIDA SENIOR LIVING, INC.
2019 OMNIBUS STOCK AND INCENTIVE PLAN

Effective as of [[GRANTDATE]] (“Date of Grant”), a RESTRICTED STOCK AWARD (“Award”) is granted by Sonida Senior Living, Inc. (the “Company”) to [[FIRSTNAME]] [[LASTNAME]] (the “Holder”), this Award being in all respects subject to the terms, definitions and provisions, of the 2019 Omnibus Stock and Incentive Plan For Sonida Senior Living, Inc. (the “Plan”), and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

1.    Restricted Share Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of [[SHARESGRANTED]] Shares (“Award Restricted Shares”) on the terms and conditions set forth in this Award, including, without limitation, the Restriction more specifically set forth in Section 4. below, subject only to Holder’s execution of this Award agreement.

2.    Vesting of Award Restricted Shares. The Restriction on the specified percentage of Award Restricted Shares shall lapse (Award Restricted Shares with respect to which the Restriction has lapsed are Vested and herein referred to as “Vested Shares”) on the earlier of (1) the dates set forth in the following Vesting schedule:

(i)33% of the Award Restricted Shares shown in Section 1, on the 1st anniversary of the Date of Grant; and

(ii)33% of the Award Restricted Shares shown in Section 1 on the 2nd anniversary of the Date of Grant; and

(iii)34% of the Award Restricted Shares shown in Section 1 on the 3rd anniversary of the Date of Grant;

so that, without limitation, the Restriction on all of the Award Restricted Shares will have lapsed no later than the third anniversary of the Date of Grant; or (2) 100% of the Award Restricted Shares shown in Section 1, on the date of Holder’s death, or (3) 100% of the Award Restricted Shares shown in Section 1, on the date of Holder’s Disability, or (4) 100% of the Award Restricted Shares shown in Section 1, on the date of Holder’s Retirement.

3.    Change in Control. Award Restricted Shares shall not automatically become Vested Shares on a Change in Control. Notwithstanding any provision herein to the contrary, (i) if the Committee has made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then in the event that the Holder’s continuous service is terminated (A) by the Company due to death or Disability or Retirement following the occurrence of the Change in Control, the unvested Award shall immediately fully vest, or (B) by the Company other than for Cause (as defined in such Holder’s employment agreement (or, if not defined therein, as defined in the Plan)), and other than due to death or Disability or Retirement or by the Holder for Good Reason (as defined in such Holders employment agreement), in each case within one (1) year following the occurrence of the Change in Control, the unvested Award shall immediately fully vest; or (ii) if the Committee has not made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, the unvested Award shall fully vest immediately prior to the Change in Control.

4.    Restriction – Forfeiture of Award Restricted Shares. The Award Restricted Shares are each subject to the restriction (“Restriction”) that all rights of Holder to any Award Restricted Shares which have not become Vested Shares shall, automatically and without notice, terminate and be permanently forfeited on the date Holder, for any reason, ceases to be employed by the Company.

5.    Withholding. As set forth in Section 14.3 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Holder to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Awarded Restricted Shares.

6.Issuance of Shares. During such time as the Award Restricted Shares are subject to the Restriction, the certificates representing the Award Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder’s name and bear a restrictive legend disclosing the Restriction and the existence of this Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Award Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the terms of this Award. The Company will retain custody of all related Restricted Share Distributions (i.e., dividends, which will be subject to the same Restriction, terms, and conditions as the related Award Restricted Shares) unless and until Holder is entitled to receive the certificates for the related Vested Shares; provided, however, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company’s creditors, until the Restriction lapses; and provided, further, that any material breach of any terms of this Award, as reasonably determined by the Committee, will cause a forfeiture of both Award Restricted Shares and Restricted Share Distributions.

Award Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and, without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that

Holder shall not be entitled to delivery of the certificates evidencing any of the Award Restricted Shares, nor the related Restricted Share Distributions, unless and until they become Vested Shares.

7.    Administration of Award. The determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

8.    No Transfers Permitted. Without limitation, the rights under this Award are not transferable.

9.    Section 83(b) Election. Holder may elect under Section 83(b) of the Code to include in his or her gross income, for his or her taxable year in which the Award Restricted Shares are transferred to such Holder under this Award, the excess of the fair market value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Award Restricted Shares at the Date of Grant, over the amount (if any) paid for the Award Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay the withholding amounts described in Section 5. above.

10.    Interpretation.

(a)    If any provision of this Award is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Award shall be construed and enforced as if such provision had never been included in the Award.

(b)    THIS AWARD SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

(c)    Headings contained in this Award are for convenience only and shall in no manner be construed as part of this Award.

(d)Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

Dated: [[GRANTDATE]]

SONIDA SENIOR LIVING, INC.

By:

[NAME, TITLE]

Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Sonida Senior Living, Inc. the Award Restricted Shares subject to this Award, standing in the undersigned’s name on the books of said Sonida Senior Living, Inc. , represented by a Stock Certificate herewith and do hereby irrevocably constitute and appoint the corporate secretary of Sonida Senior Living, Inc. as attorney to transfer the said stock on the books of Sonida Senior Living, Inc. with full power of substitution in the premises.

Dated: [[SIGNATURE_DATE]]

____________________________________ [[FIRSTNAME]] [[LASTNAME]], Holder

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) my receipt of this Award and the Plan, (ii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iii) my understanding of the terms and provisions of this Award, and (iv) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award.

Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under this Award or the Plan.

Dated: [[SIGNATURE_DATE]]

____________________________________
[[FIRSTNAME]] [[LASTNAME]], Holder

Should you choose to decline this award, please contact ____________ (_______@sonidaliving.com).